Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Executive Vice President and Chief Financial Officer of Coeur d’Alene Mines Corporation (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Mitchell J. Krebs
Mitchell J. Krebs
March 2, 2009